Exhibit 99.1

FTI Consulting, Inc.

1101 K Street NW

Washington, DC 20005

+1.202.312.9100

Investor Contact:

Abaigeal Healy

+1.617.747.1727

abaigeal.healy@fticonsulting.com

Media Contact:

Nicole Madison

+1.212.850.5647

nicole.madison@fticonsulting.com

FTI Consulting Reports Third Quarter 2015 Results

• Third Quarter Revenues of $455.5 Million

• Third Quarter Adjusted EPS of $0.53; Fully Diluted EPS of $0.25

• Company Updates Revenue Guidance for 2015 of between $1.74 Billion and $1.78 Billion and

Adjusted EPS Guidance of between $1.80 and $1.95

Washington, D.C., Oct. 29, 2015 — FTI Consulting, Inc. (NYSE: FCN) (the “Company”), the global business advisory firm dedicated to helping organizations protect and enhance their enterprise value, today released its financial results for the quarter ended September 30, 2015.

For the quarter, revenues increased 1.0 percent to $455.5 million compared to $451.2 million in the prior year quarter. Excluding the estimated negative impact of foreign currency translation (“FX”), revenues increased 4.1 percent compared to the prior year quarter. Fully diluted earnings per share (“EPS”) were $0.25 compared to $0.55 in the prior year quarter. EPS in the quarter includes a $19.6 million loss on early extinguishment of debt, which decreased EPS by $0.28. EPS in the prior year quarter included a special charge of $5.3 million, which decreased EPS by $0.08. Adjusted EPS and Adjusted EBITDA, which exclude the loss on extinguishment of debt and special charges, were $0.53 and $56.1 million, respectively, compared to $0.63 and $63.4 million, respectively, in the prior year quarter. Adjusted EBITDA was 12.3 percent of revenues as compared to 14.1 percent of revenues in the prior year quarter.

Adjusted EPS, Adjusted EBITDA and Adjusted Segment EBITDA are non-GAAP measures defined elsewhere in this press release and are reconciled to GAAP measures in the accompanying financial tables.

Commenting on these results, Steven H. Gunby, President and Chief Executive Officer of FTI Consulting, said, “While we had a solid quarter, persistent headwinds facing three of our core businesses have caused us to downgrade our expectations for 2015 and our aspirational targets for 2016. Notwithstanding those headwinds, however, I am pleased that we continue to anticipate double-digit EPS growth.”

Cash Position

Net cash provided by operating activities for the quarter was $74.0 million compared to net cash provided by operating activities of $97.6 million in the prior year quarter. Cash and cash equivalents were $105.0 million at September 30, 2015 compared to $178.8 million at September 30, 2014.

Third Quarter Segment Results

Corporate Finance & Restructuring

Revenues in the Corporate Finance & Restructuring (f/k/a Corporate Finance/Restructuring) segment increased $13.4 million or 13.4 percent to $113.5 million in the quarter compared to $100.0 million in the prior year quarter. Excluding the estimated negative impact of FX, revenues increased $17.8 million or 17.8 percent compared to the prior year quarter. The increase in revenues was driven by higher demand for distressed service offerings in North America. Adjusted Segment EBITDA was $26.7 million, or 23.5 percent of segment revenues, compared to $15.5 million, or 15.5 percent of segment revenues in the prior year quarter. The increase in Adjusted Segment EBITDA margin was due to the higher demand for distressed service offerings, which contributed to improvements in staff leverage and utilization.

Forensic and Litigation Consulting

Revenues in the Forensic and Litigation Consulting segment decreased $5.6 million or 4.6 percent to $116.2 million in the quarter compared to $121.7 million in the prior year quarter. Excluding the estimated negative impact of FX, revenues decreased $2.8 million or 2.3 percent. The decrease in revenues was driven by lower demand in the global disputes and investigations practices, which was partially offset by higher demand in the financial and enterprise data analytics practice and success fees in the health solutions practice. Adjusted Segment EBITDA was $13.4 million, or 11.5 percent of segment revenues, compared to $22.3 million, or 18.3 percent of segment revenues in the prior year quarter. The decrease in Adjusted Segment EBITDA margin was due to lower demand in the global disputes and investigations practices coupled with the ramp up of hiring in certain core practices and higher bad debt expenses compared to recoveries in the prior year quarter. These decreases were partially offset by the increase in success fees.

Economic Consulting

Revenues in the Economic Consulting segment decreased $6.0 million or 4.9 percent to $114.5 million in the quarter compared to $120.5 million in the prior year quarter. Revenues increased $1.7 million, or 1.4 percent, from an acquisition as compared to the same prior year period. Excluding the estimated negative impact of FX, revenues declined organically $5.0 million or 4.2 percent. The decline in organic revenues was driven by decreased demand in non-mergers and acquisitions (“M&A”) related antitrust and financial economics services, which was partially offset by higher demand for M&A and international arbitration services. Adjusted Segment EBITDA was $16.7 million, or 14.5 percent of segment revenues, compared to $18.4 million, or 15.3 percent of segment revenues in the prior year quarter. The decrease in Adjusted Segment EBITDA margin was impacted by lower revenue realization in the international arbitration, regulatory and valuation practices in the Europe, Middle East and Africa (“EMEA”) region. Lower utilization in the antitrust and financial economics practices were offset by lower variable compensation.

Technology

Revenues in the Technology segment decreased $6.8 million or 10.9 percent to $55.6 million in the quarter compared to $62.4 million in the prior year quarter. Excluding the estimated negative impact of FX, revenues decreased $5.9 million, or 9.4 percent. The decline in revenues was impacted by a decline in consulting and a decline in other services related to financial services and cross-border investigations, which were partially offset by higher M&A-related “second request” work. Adjusted Segment EBITDA was $10.8 million, or 19.5 percent of segment revenues, compared to $17.8 million, or 28.6 percent of segment revenues in the prior year quarter. The decrease in Adjusted Segment EBITDA margin was due to lower utilization and realized pricing related to client mix and reduced licensing revenues.

Strategic Communications

Revenues in the Strategic Communications segment increased $9.2 million or 19.7 percent to $55.7 million in the quarter compared to $46.6 million in the prior year quarter. Excluding the estimated negative impact of FX, revenues increased $12.4 million or 26.7 percent with $9.3 million of higher pass-through income and higher M&A and public affairs project revenues in EMEA and North America. Adjusted Segment EBITDA was $8.7 million, or 15.6 percent of segment revenues, compared to $6.6 million, or 14.2 percent of segment revenues in the prior year quarter. The increase in Adjusted Segment EBITDA margin was due to an increase in higher priced project revenues combined with improved staff leverage.

2015 Guidance Update

The Company now estimates that revenue for 2015 will be between $1.74 billion and $1.78 billion and Adjusted EPS will be between $1.80 and $1.95.

Third Quarter 2015 Conference Call

FTI Consulting will host a conference call for analysts and investors to discuss third quarter 2015 financial results at 9:00 a.m. Eastern Time on October 29, 2015. The call can be accessed live and will be available for replay over the Internet for 90 days by logging onto the Company’s website at www.fticonsulting.com.

About FTI Consulting

FTI Consulting, Inc. is a global business advisory firm dedicated to helping organizations protect and enhance enterprise value in an increasingly complex legal, regulatory and economic environment. With more than 4,400 employees located in 26 countries, FTI Consulting professionals work closely with clients to anticipate, illuminate and overcome complex business challenges in areas such as investigations, litigation, mergers and acquisitions, regulatory issues, reputation management, strategic communications and restructuring. The company generated $1.76 billion in revenues during fiscal year 2014. More information can be found at www.fticonsulting.com.

Use of Non-GAAP Measures

Note: We define Segment Operating Income (Loss) as a segment’s share of consolidated operating income (Loss). We define Total Segment Operating Income (Loss) as the total of Segment Operating Income (Loss) for all segments, which excludes unallocated corporate expenses. We use Segment Operating Income (Loss) for the purpose of calculating Adjusted Segment EBITDA. We define Adjusted EBITDA as consolidated net income (loss) before income tax provision, other non-operating income (expense), depreciation, amortization of intangible assets, remeasurement of acquisition-related contingent consideration, special charges, goodwill impairment charges and losses on early extinguishment of debt. We define Adjusted Segment EBITDA as a segment’s share of consolidated operating income (loss) before depreciation, amortization of intangible assets, remeasurement of acquisition-related contingent consideration, special charges and goodwill impairment charges. We define Total Adjusted Segment EBITDA as the total of Adjusted Segment EBITDA for all segments, which excludes unallocated corporate expenses. We define Adjusted Segment EBITDA margin as Adjusted Segment EBITDA as a percentage of a segment’s share of revenue. We use Adjusted Segment EBITDA to internally evaluate the financial performance of our segments because we believe it is a useful supplemental measure which reflects current core operating performance and provides an indicator of the segment’s ability to generate cash. We also believe that these measures, when considered together with our GAAP financial results, provide management and investors with a more complete understanding of our operating results, including underlying trends, by excluding the effects of remeasurement of acquisition-related contingent consideration, special charges and goodwill impairment charges. In addition, EBITDA and Adjusted EBITDA are common alternative measures of operating performance used by many of our competitors. It is used by investors, financial analysts, rating agencies and others to value and compare the financial performance of companies in our industry. Therefore, we also believe that these measures, considered along with corresponding GAAP measures, provide management and investors with additional information for comparison of our operating results to the operating results of other companies.

We define Adjusted Net Income and Adjusted Earnings per Diluted Share (“Adjusted EPS”) as net income (loss) and earnings per diluted share, respectively, excluding the impact of remeasurement of acquisition-related contingent consideration, special charges, goodwill impairment charges and losses on early extinguishment of debt. We use Adjusted Net Income for the purpose of calculating Adjusted EPS. Management uses Adjusted EPS to assess total Company operating performance on a consistent basis. We believe that this measure, when considered together with our GAAP financial results, provides management and investors with a more complete understanding of our business operating results, including underlying trends, by excluding the effects of remeasurement of acquisition-related contingent consideration, special charges, goodwill impairment charges and losses on early extinguishment of debt. Non-GAAP financial measures are not defined in the same manner by all companies and may not be comparable to other similarly titled measures of other companies. Non-GAAP financial measures should be considered in addition to, but not as a substitute for or superior to, the information contained in our Consolidated Statements of Comprehensive Income. Reconciliations of GAAP to non-GAAP financial measures are included in the financial tables accompanying this press release.

Safe Harbor Statement

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which involve uncertainties and risks. Forward-looking statements include statements concerning our plans, objectives, goals, strategies, future events, future revenues, future results and performance, expectations, plans or intentions relating to acquisitions and other matters, business trends and other information that is not historical, including statements regarding estimates of our future financial results. When used in this press release, words such as “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “forecasts” and variations of such words or similar expressions are intended to identify forward-looking statements. All forward-looking statements, including, without limitation, estimates of our future financial results, are based upon our expectations at the time we make them and various assumptions. Our expectations, beliefs and projections are expressed in good faith, and we believe there is a reasonable basis for them. However, there can be no assurance that management’s expectations, beliefs and estimates will be achieved, and the Company’s actual results may differ materially from our expectations, beliefs and estimates. Further, preliminary results are subject to normal year-end adjustments. The Company has experienced fluctuating revenues, operating income and cash flow in prior periods and expects that this will occur from time to time in the future. Other factors that could cause such differences include declines in demand for, or changes in, the mix of services and products that we offer, the mix of the geographic locations where our clients are located or where services are performed, adverse financial, real estate or other market and general economic conditions, which could impact each of our segments differently, the pace and timing of the consummation and integration of past and future acquisitions, the Company’s ability to realize cost savings and efficiencies, competitive and general economic conditions, retention of staff and clients and other risks described under the heading “Item 1A Risk Factors” in the Company’s most recent Form 10-K filed with the SEC and in the Company’s other filings with the SEC, including the risks set forth under “Risks Related to Our Reportable Segments” and “Risks Related to Our Operations”. We are under no duty to update any of the forward looking statements to conform such statements to actual results or events and do not intend to do so.

FINANCIAL TABLES FOLLOW

# # #

FTI CONSULTING, INC.

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

FOR THE THREE MONTHS ENDED September 30, 2015 AND 2014

(in thousands, except per share data)

(unaudited)

	Three Months Ended
	September 30,
	2015	2014
Revenues	$455,470	$451,178

Operating expenses
Direct cost of revenues	301,609	293,244
Selling, general and administrative expenses	105,058	102,461
Special charges	—	5,347
Acquisition-related contingent consideration	159	257
Amortization of other intangible assets	2,900	3,398

	409,726	404,707

Operating income	45,744	46,471

Other income (expense)
Interest income and other	2,027	1,014
Interest expense	(11,696)	(12,634)
Loss on early extinguishment of debt	(19,589)	—

	(29,258)	(11,620)

Income before income tax provision	16,486	34,851
Income tax provision	6,177	12,329

Net income	$10,309	$22,522

Earnings per common share - basic	$0.25	$0.57

Earnings per common share - diluted	$0.25	$0.55

Weighted average common shares outstanding - basic	41,094	39,789

Weighted average common shares outstanding - diluted	41,982	40,819

Other comprehensive loss, net of tax:
Foreign currency translation adjustments, net of tax of $0	$(17,229)	$(22,542)

Total other comprehensive loss, net of tax	(17,229)	(22,542)

Comprehensive loss	$(6,920)	$(20)

FTI CONSULTING, INC.

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

FOR THE Nine MONTHS ENDED September 30, 2015 AND 2014

(in thousands, except per share data)

(unaudited)

	Nine Months Ended
	September 30,
	2015	2014
Revenues	$1,336,945	$1,331,054

Operating expenses
Direct cost of revenues	872,108	863,068
Selling, general and administrative expenses	316,317	317,880
Special charges	—	14,711
Acquisition-related contingent consideration	(1,145)	(1,591)
Amortization of other intangible assets	8,919	11,466

	1,196,199	1,205,534

Operating income	140,746	125,520

Other income (expense)
Interest income and other	2,840	3,465
Interest expense	(36,537)	(38,197)
Loss on early extinguishment of debt	(19,589)	—

	(53,286)	(34,732)

Income before income tax provision	87,460	90,788
Income tax provision	31,756	32,902

Net income	$55,704	$57,886

Earnings per common share - basic	$1.37	$1.46

Earnings per common share - diluted	$1.34	$1.43

Weighted average common shares outstanding - basic	40,771	39,637

Weighted average common shares outstanding - diluted	41,682	40,608

Other comprehensive loss, net of tax:
Foreign currency translation adjustments, net of tax of $0	$(24,412)	$(10,120)

Total other comprehensive loss, net of tax	(24,412)	(10,120)

Comprehensive income	$31,292	$47,766

FTI CONSULTING, INC.

OPERATING RESULTS BY BUSINESS SEGMENT

					Average	Revenue-
		Adjusted			Billable	Generating
	Revenues	EBITDA	Margin	Utilization	Rate	Headcount
	(in thousands)					(at period end)
Three Months Ended September 30, 2015
Corporate Finance/Restructuring	$113,487	$26,662	23.5%	69%	$390	830
Forensic and Litigation Consulting	116,158	13,406	11.5%	60%	$318	1,209
Economic Consulting	114,541	16,654	14.5%	71%	$523	594
Technology (1)	55,568	10,813	19.5%	N/M	N/M	354
Strategic Communications (1)	55,716	8,717	15.6%	N/M	N/M	594

	$455,470	76,252	16.7%			3,581

Selling, general and administrative expenses		(20,150)

Adjusted EBITDA		$56,102	12.3%

Nine Months Ended September 30, 2015
Corporate Finance/Restructuring	$328,812	$71,174	21.6%	71%	$382	830
Forensic and Litigation Consulting	365,554	55,456	15.2%	65%	$315	1,209
Economic Consulting	329,320	43,502	13.2%	72%	$506	594
Technology (1)	172,048	33,052	19.2%	N/M	N/M	354
Strategic Communications (1)	141,211	20,100	14.2%	N/M	N/M	594

	$1,336,945	223,284	16.7%			3,581

Corporate		(52,725)

Adjusted EBITDA		$170,559	12.8%

Three Months Ended September 30, 2014
Corporate Finance/Restructuring	$100,041	$15,534	15.5%	70%	$396	722
Forensic and Litigation Consulting	121,732	22,260	18.3%	68%	$323	1,135
Economic Consulting	120,494	18,426	15.3%	77%	$535	551
Technology (1)	62,359	17,835	28.6%	N/M	N/M	335
Strategic Communications (1)	46,552	6,605	14.2%	N/M	N/M	549

	$451,178	80,660	17.9%			3,292

Corporate		(17,265)

Adjusted EBITDA		$63,395	14.1%

Nine Months Ended September 30, 2014
Corporate Finance/Restructuring	$298,043	$45,618	15.3%	71%	$388	722
Forensic and Litigation Consulting	362,242	71,025	19.6%	71%	$323	1,135
Economic Consulting	344,572	49,499	14.4%	77%	$517	551
Technology (1)	183,142	50,287	27.5%	N/M	N/M	335
Strategic Communications (1)	143,055	15,168	10.6%	N/M	N/M	549

	$1,331,054	231,597	17.4%			3,292

Corporate		(57,103)

Adjusted EBITDA		$174,494	13.1%

(1)	The majority of the Technology and Strategic Communications segments’ revenues are not generated based on billable hours. Accordingly, utilization and average billable rate metrics are not presented as they are not meaningful as a segment-wide metric.

FTI CONSULTING, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

FOR THE THREE AND Nine MONTHS ENDED September 30, 2015 AND 2014

(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Net income	$10,309	$22,522	$55,704	$57,886
Add back:
Special charges, net of tax effect (1)	—	3,154	—	8,676
Remeasurement of acquisition-related contingent consideration, net of tax effect (2)	—	—	(1,005)	(1,514)
Loss on early extinguishment of debt, net of tax effect (3)	11,881	—	11,881	—

Adjusted net income	$22,190	$25,676	$66,580	$65,048

Earnings per common share – diluted	$0.25	$0.55	$1.34	$1.43
Add back:
Special charges, net of tax effect (1)	—	0.08	—	0.21
Remeasurement of acquisition-related contingent consideration, net of tax effect (2)	—	—	(0.02)	(0.04)
Loss on early extinguishment of debt, net of tax effect (3)	0.28	—	0.28	—

Adjusted EPS – diluted	$0.53	$0.63	$1.60	$1.60

Weighted average number of common shares outstanding – diluted	41,982	40,819	41,682	40,608

(1)	The tax effect takes into account the tax treatment and related tax rate(s) that apply to each adjustment in the applicable tax jurisdiction(s). As a result, the effective tax rate for the adjustments related to special charges for the three and nine months ended September 30, 2014 was 41.0%. The tax expense related to the adjustment for special charges for the three and nine months ended September 30, 2014 was $2.2 million, or a $0.05 impact on diluted earnings per share, and $6.0 million, or a $0.15 impact on diluted earnings per share, respectively. During the three and nine months ended, September 30, 2015, there were no special charges.
(2)	The tax effect takes into account the tax treatment and related tax rate(s) that apply to each adjustment in the applicable tax jurisdiction(s). As a result, the effective tax rates for the adjustments related to the remeasurement of acquisition-related contingent consideration for the nine months ended September 30, 2015 was 40.0%. The tax expense related to the remeasurement of acquisition-related contingent consideration for the nine months ended September 30, 2015 was $0.7 million, or a $0.02 impact on diluted earnings per share. The effective tax rates for the adjustments related to the remeasurement of acquisition-related contingent consideration for the nine months ended September 30, 2014 was 36.5%. The tax expense related to the remeasurement of acquisition-related contingent consideration for the nine months ended September 30, 2014 was $0.9 million, or a $0.02 impact on diluted earnings per share. There were no adjustments related to the remeasurrement of acquisition-related contingent consideration for the three months ended September 30, 2015 and 2014.
(3)	The tax effect takes into account the tax treatment and related tax rate(s) that apply to each adjustment in the applicable tax jurisdiction(s). As a result, the effective tax rates for the loss on early extinguishment of debt for the three and nine months ended September 30, 2015 was 39.3%. The tax expense related to the loss on early extinguishment of debt for the three and nine months ended September 30, 2015 was $7.7 million, or a $0.18 impact on diluted earnings per share. During the three and nine months ended, September 30, 2014, there was no loss on early extinguishment of debt.

RECONCILIATION OF NET INCOME AND OPERATING INCOME TO ADJUSTED EBITDA

(in thousands)

Three Months Ended September 30, 2015	Corporate Finance / Restructuring	Forensic and Litigation Consulting	Economic Consulting	Technology	Strategic Communications	Corp HQ	Total
Net income							$10,309
Interest income and other							(2,027)
Interest expense							11,696
Loss on extinguishment of debt							19,589
Income tax provision							6,177

Operating income	$25,112	$11,944	$15,498	$6,830	$7,235	$(20,875)	$45,744
Depreciation and amortization	677	925	848	3,784	499	725	7,458
Amortization of other intangible assets	873	537	308	199	983	—	2,900

Adjusted EBITDA	$26,662	$13,406	$16,654	$10,813	$8,717	$(20,150)	$56,102

Nine Months Ended September 30, 2015
Net income							$55,704
Interest income and other							(2,840)
Interest expense							36,537
Loss on extinguishment of debt							19,589
Income tax provision							31,756

Operating income	$67,782	$50,894	$40,076	$21,493	$15,558	$(55,057)	$140,746
Depreciation and amortization	2,141	2,862	2,686	10,969	1,579	2,332	22,569
Amortization of other intangible assets	2,742	1,700	924	590	2,963	—	8,919
Remeasurement of acquisition-related contingent consideration	(1,491)	—	(184)	—	—	—	(1,675)

Adjusted EBITDA	$71,174	$55,456	$43,502	$33,052	$20,100	$(52,725)	$170,559

Three Months Ended September 30, 2014	Corporate Finance / Restructuring	Forensic and Litigation Consulting	Economic Consulting	Technology	Strategic Communications	Corp HQ	Total
Net income							$22,522
Interest income and other							(1,014)
Interest expense							12,634
Income tax provision							12,329

Operating income	$13,406	$20,276	$17,245	$13,741	$4,875	$(23,072)	$46,471
Depreciation and amortization	869	1,023	934	3,857	610	886	8,179
Amortization of other intangible assets	1,175	653	235	218	1,117	—	3,398
Special charges	84	308	12	19	3	4,921	5,347

Adjusted EBITDA	$15,534	$22,260	$18,426	$17,835	$6,605	$(17,265)	$63,395

Nine Months Ended September 30, 2014
Net income							$57,886
Interest income and other							(3,465)
Interest expense							38,197
Income tax provision							32,902

Operating income	$39,081	$66,517	$46,515	$37,712	$9,910	$(74,215)	$125,520
Depreciation and amortization	2,514	3,057	2,996	11,902	1,884	2,827	25,180
Amortization of other intangible assets	4,601	2,077	763	654	3,371	—	11,466
Special charges	84	308	12	19	3	14,285	14,711
Remeasurement of acquisition-related contingent consideration	(662)	(934)	(787)	—	—	—	(2,383)

Adjusted EBITDA	$45,618	$71,025	$49,499	$50,287	$15,168	$(57,103)	$174,494

FTI CONSULTING, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE Nine MONTHS ENDED September 30, 2015 AND 2014

(in thousands)

(unaudited)

	Nine Months Ended
	September 30,
	2015	2014
Operating activities
Net income	$55,704	$57,886
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	22,569	26,318
Amortization of other intangible assets	8,919	11,466
Selling, general and administrative expenses	(1,145)	(1,591)
Provision for doubtful accounts	10,364	11,896
Non-cash share-based compensation	14,356	18,930
Non-cash interest expense	2,029	2,020
Loss on early extinguishment of debt	19,589	—
Other	(674)	(358)
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable, billed and unbilled	(84,411)	(107,847)
Notes receivable	(334)	(18,266)
Prepaid expenses and other assets	(4,396)	7,099
Accounts payable, accrued expenses and other	10,158	10,538
Income taxes	15,371	8,315
Accrued compensation	(19,518)	(16,958)
Billings in excess of services provided	(5,278)	11,031

Net cash provided by operating activities	43,303	20,479

Investing activities
Payments for acquisition of businesses, net of cash received	(575)	(15,684)
Purchases of property and equipment	(24,674)	(31,797)
Other	94	69

Net cash used in investing activities	(25,155)	(47,412)

Financing activities
Borrowings under revolving line of credit, net	220,000	—
Payments of long-term debt	(425,671)	(6,014)
Payments of debt financing fees	(3,701)	—
Purchase and retirement of common stock	—	(4,367)
Net issuance of common stock under equity compensation plans	13,931	(29)
Deposits	2,406	12,956
Other	124	(1,036)

Net cash (used in) provided by financing activities	(192,911)	1,510

Effect of exchange rate changes on cash and cash equivalents	(3,943)	(1,632)

Net decrease in cash and cash equivalents	(178,706)	(27,055)
Cash and cash equivalents, beginning of period	283,680	205,833

Cash and cash equivalents, end of period	$104,974	$178,778

FTI CONSULTING, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

AT September 30, 2015 AND DECEMBER 31, 2014

(in thousands, except per share amounts)

	September 30,	December 31,
	2015	2014
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$104,974	$283,680
Accounts receivable:
Billed receivables	426,947	381,464
Unbilled receivables	310,778	248,462
Allowance for doubtful accounts and unbilled services	(183,325)	(144,825)

Selling, general and administrative expenses	554,400	485,101
Current portion of notes receivable	35,097	27,208
Prepaid expenses and other current assets	55,166	60,852
Current portion of deferred tax assets	38,842	27,332

Total current assets	788,479	884,173
Property and equipment, net of accumulated depreciation	77,716	82,163
Goodwill	1,199,490	1,211,689
Other intangible assets, net of amortization	67,252	77,034
Notes receivable, net of current portion	112,711	122,149
Other assets	48,364	53,319

Total assets	$2,294,012	$2,430,527

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable, accrued expenses and other	$101,464	$99,494
Accrued compensation	203,492	220,959
Current portion of long-term debt	—	11,000
Billings in excess of services provided	29,554	35,639

Total current liabilities	334,510	367,092
Long-term debt, net of current portion	520,000	700,000
Deferred income taxes	178,180	161,932
Other liabilities	98,919	98,757

Total liabilities	1,131,609	1,327,781

Stockholders’ equity
Preferred stock, $0.01 par value; shares authorized — 5,000; none outstanding	—	—
Common stock, $0.01 par value; shares authorized — 75,000; shares issued and outstanding — 41,887 (2015) and 41,181 (2014)	419	412
Additional paid-in capital	421,532	393,174
Retained earnings	845,132	789,428
Accumulated other comprehensive loss	(104,680)	(80,268)

Total stockholders’ equity	1,162,403	1,102,746

Total liabilities and stockholders’ equity	$2,294,012	$2,430,527